Contimortgage Corporation
                 Home Equity Loan Pass-Through Certificates
                                 Series 1996-2

                        CERTIFICATE HOLDER'S REPORT
                                ANNUAL STATEMENT
                         Year Ending: December 31, 1996


                           Original       Beginning                                                       Ending
                          Certificate     Certificate     Principal       Interest        Total         Certificate
CUSIP           Class     Face Value      Balance        Distribution    Distribution    Distribution     Balance

21075WCM5       A-1     29,000,000.00   29,000,000.00   14,980,415.65      692,629.81   15,673,045.46   14,019,584.35
21075WCN3       A-2    118,000,000.00  118,000,000.00   21,490,093.23    3,622,971.86   25,113,065.09   96,509,906.77
21075WCP8       A-3     54,000,000.00   54,000,000.00            0.00    1,809,000.00    1,809,000.00   54,000,000.00
21075WCQ6       A-4     82,500,000.00   82,500,000.00            0.00    2,825,625.00    2,825,625.00   82,500,000.00
21075WCR4       A-5     21,500,000.00   21,500,000.00            0.00      757,875.00      757,875.00   21,500,000.00
21075WCS2       A-6     62,500,000.00   62,500,000.00            0.00    2,265,625.02    2,265,625.02   62,500,000.00
21075WCT0       A-7     43,000,000.00   43,000,000.00            0.00    1,633,999.98    1,633,999.98   43,000,000.00
21075WCV5       A-8     39,500,000.00   39,500,000.00            0.00    1,560,250.02    1,560,250.02   39,500,000.00
21075WCU7       A-9     55,000,000.00   55,000,000.00    5,024,041.26    1,609,741.15    6,633,782.41   49,975,958.74
                B-IO             0.00            0.00            0.00       37,216.92       37,216.92            0.00
                 R               0.00            0.00            0.00            0.00            0.00            0.00
       Total Class A   505,000,000.00  505,000,000.00   41,494,550.14   16,777,717.84   58,272,267.98   463,505,449.86
        *  Portion of Class B-IO/R distribution which represents investment earnings on Certificate Acct.:   37,216.92


                         Notional          Notional           Principal        Interest     Total           Notional
           Class          Amount            Amount           Distribution    Distribution Distribution       Amount
21075WCW3  A-10IO     450,000,000.00   450,000,000.00            0.00    3,296,112.96    3,296,112.96    413,529,491.12


                        AMOUNTS PER $1,000 UNIT                                       PASS THROUGH RATES
                                        Ending
                Principal       Interest        Total   Certificate             Original Pass
CUSIP   Class   Distribution    Distribution    Distribution    Balance Class   Thru Rate
21075WCM5       A-1   516.56605690      23.88378655    540.44984345      483.43394310     A-1     5.90000%
21075WCN3       A-2   182.11943415      30.70315136    212.82258551       817.88056585    A-2     6.50000%
21075WCP8       A-3     0.00000000      33.50000000     33.50000000     1,000.00000000    A-3     6.70000%
21075WCQ6       A-4     0.00000000      34.25000000     34.25000000     1,000.00000000    A-4     6.85000%
21075WCR4       A-5     0.00000000      35.25000000     35.25000000     1,000.00000000    A-5     7.05000%
21075WCS2       A-6     0.00000000      36.25000032     36.25000032     1,000.00000000    A-6     7.25000%
21075WCT0       A-7     0.00000000      37.99999953     37.99999953     1,000.00000000    A-7     7.60000%
21075WCV5       A-8     0.00000000      39.50000051     39.50000051     1,000.00000000    A-8     7.90000%
21075WCU7       A-9     91.34620473     29.26802091   120.61422564        908.65379527    A-9 *   5.76750%
                                                                                          A-10IO  1.52836%
                Total   82.16742602     33.22320364     115.39062966    917.83257398
                                                                                         *  Based on a LIBOR of:
                                                                                         ** As of the December 15, 1996
                                                                            Ending          Distribution Date.
                        Principal       Interest        Total              Notional
                  Class Distribution    Distribution    Distribution        Amount
21075WCW3       A-10IO  0.00000000      7.32469547      7.32469547      918.95442471



PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                                Neil Witoff
                                M & T Corporate Trust Department
                                One M & T Plaza-7th Floor
                                Buffalo, NY 14240





Year Ended:             31-Dec-96
                                                                             Fixed Group     Adj. Group
                Total Principal Scheduled                                  Subordination   Subordination
SEC. 7.09(a)(ii)Distribution    Principal  Prepayments     Liquidations    Incr./(Red.)    Incr./(Red.)    Total
                Class A-1            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-2            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-3            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-4            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-5            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-6            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-7            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-8            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A Certs        0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00


SEC. 7.09 (a) (iv)Total Class A Carry-Forward Amount                            0.00

                  Class A-1 Carry-Forward Amount                                0.00
                  Class A-2 Carry-Forward Amount                                0.00
                  Class A-3 Carry-Forward Amount                                0.00
                  Class A-4 Carry-Forward Amount                                0.00
                  Class A-5 Carry-Forward Amount                                0.00
                  Class A-6 Carry-Forward Amount                                0.00
                  Class A-7 Carry-Forward Amount                                0.00
                  Class A-8 Carry-Forward Amount                                0.00
                  Class A-9 Carry-Forward Amount                                0.00
                  Class A-10IO Carry-Forward Amount                             0.00

SEC. 7.09 (a) (v) Class A Insured Payment                                       0.00

                                                                                Fixed Group     Adj. Group
SEC. 7.09 (a) (vii)             Outstanding Group Loan Balance:              410,529,536.33  49,331,223.58
SEC. 7.09 (a) (viii)            Subordinated Amount                            4,969,193.15     930,798.87
                                Subordination Deficit                                  0.00           0.00

SEC. 7.09 (a) (ix)              Code Section 6049(d)(7)(C) Information-Required Market Discount Information
                                Provided at Calendar Year End.
                                                                                Fixed Group     Adj. Group
SEC. 7.09 (a) (x)               Loan Purchase Prices                             103,917.35           0.00
                                Substitution Amounts                                   0.00           0.00
SEC. 7.09 (a) (xi)              Weighted Average Coupon                            11.2303%       10.7824%
SEC. 7.09 (a) (xiii)            Largest Loan Balance Outstanding                 364,378.37     332,000.00

SEC. 7.09 (b) (ii) & (iii)
             Delinquencies       Period        Number    Percentage     *  Prin. Balance   Percentage *
                               30-59 Days       275        4.22882%        16,804,274.15     4.09332%
                Fixed Group    60-89 Days        76        1.16869%         5,155,783.49     1.25589%
                                 90+ Days       160        2.46040%        10,441,989.11     2.54354%
                               30-59 Days        38        6.20915%         2,836,261.65     5.74942%
                Adj. Group     60-89 Days         8        1.30719%           595,320.79     1.20678%
                                 90+ Days        12        1.96078%         1,360,391.75     2.75767%
                        Total Fixed            6503      100.00000%       410,529,536.33   100.00000%
                        Total Adjust.           612      100.00000%        49,331,223.58   100.00000%
                        * Based upon each respective Group's loan count and balance.

Fixed Grp. No.                                                 Fixed Grp.Bal   Adj.Group No. Adj. Group Bal.
SEC. 7.09 (b) (iv)       Loans in Foreclosure (LIF): 118        7,576,286.99        8           828,796.33
                         Newly Commenced LIF:         33        2,146,149.56        2           140,000.03
SEC. 7.09(b)(v)(a)       Loans in Bankruptcy          29        2,419,810.95        1            55,936.65
SEC. 7.09(b)(v)(b)       Balloon Loans              3258      247,552,680.21        3           175,476.72
SEC. 7.09 (b) (vi&vii)   REO Properties                1           34,300.00        1           332,000.00
SEC. 7.09 (b) (viii)     Cumulative Losses                          7,788.53                          0.00


Year Ended:             31-Dec-96

SEC. 7.08(b)(1)&(5)Amount on Deposit in the Certificate Account 0.00
                  Class A-1 Allocation                          0.00
                  Class A-2 Allocation                          0.00
                  Class A-3 Allocation                          0.00
                  Class A-4 Allocation                          0.00
                  Class A-5 Allocation                          0.00
                  Class A-6 Allocation                          0.00
                  Class A-7 Allocation                          0.00
                  Class A-8 Allocation                          0.00
                  Class A-9 Allocation                          0.00
                  Class A-10IO Allocation                       0.00

SEC. 7.08(b)(2)  Class A Distribution Amount                    0.00

SEC. 7.08(b)(3)&(5) Subordination Increase/
                   (Reduction) Amount                   5,905,122.78
                  Class A-1 Allocation                          0.00
                  Class A-2 Allocation                  4,974,323.91
                  Class A-3 Allocation                          0.00
                  Class A-4 Allocation                          0.00
                  Class A-5 Allocation                          0.00
                  Class A-6 Allocation                          0.00
                  Class A-7 Allocation                          0.00
                  Class A-8 Allocation                          0.00
                  Class A-9 Allocation                    930,798.87

SEC. 7.08(b)(4)&(5)     Insured Payment                         0.00
                  Class A-1 Allocation                          0.00
                  Class A-2 Allocation                          0.00
                  Class A-3 Allocation                          0.00
                  Class A-4 Allocation                          0.00
                  Class A-5 Allocation                          0.00
                  Class A-6 Allocation                          0.00
                  Class A-7 Allocation                          0.00
                  Class A-8 Allocation                          0.00
                  Class A-9 Allocation                          0.00
                  Class A-10IO Allocation                       0.00

SEC. 7.08(b)(6)                   Beginning       Principal       Ending
                        Class     Balance *       Distribution    Balance *

                        A-1     29,000,000.00   14,980,415.65    14,019,584.35
                        A-2    118,000,000.00   21,490,093.23    96,509,906.77
                        A-3     54,000,000.00            0.00    54,000,000.00
                        A-4     82,500,000.00            0.00    82,500,000.00
                        A-5     21,500,000.00            0.00    21,500,000.00
                        A-6     62,500,000.00            0.00    62,500,000.00
                        A-7     43,000,000.00            0.00    43,000,000.00
                        A-8     39,500,000.00            0.00    39,500,000.00
                        A-9     55,000,000.00    5,024,041.26    49,975,958.74
                        A-10IO           0.00            0.00             0.00
                              * Denotes Notional Amounts for Class A-10IO.

SEC. 7.08(b)(7)         1996 Realized Losses (Recoveries)              7,788.53

SEC. 7.08(b)(8)         Subordination Reduction Amount                     0.00
